UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2014

Fastenal Company
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (507) 454-5374

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2014, Fastenal Company (the "Company") amended its existing unsecured revolving credit agreement (as amended, the "Agreement") with Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto (the "Lenders") and such Lenders.
The Agreement was amended to extend the maturity date of the aggregate revolving credit commitment of the Lenders from December 13, 2015 to December 31, 2016, and to increase the letter of credit subfacility from $40 million to $45 million, with the aggregate revolving credit commitment of the Lenders unchanged at $230 million.
The foregoing description of the amendment to the Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

10.1	Third Amendment to Credit Agreement dated as of December 16, 2014 among Fastenal Company, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

December 19, 2014	/s/ SHERYL A. LISOWSKI
(Date)	Sheryl A. Lisowski Controller & Chief Accounting Officer

Exhibit Index

10.1	Third Amendment to Credit Agreement dated as of December 16, 2014 among Fastenal Company, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.